UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   November 16, 2005

ADVANCED NEUROMODULATION SYSTEMS, INC.

(Exact name of registrant as specified in charter)

Texas	0-10521	75-1646002
(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

6901 Preston Rd.
Plano, Texas 75024

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:
(972) 309-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.  Changes in Control of Registrant.

On October 15, 2005, Advanced Neuromodulation Systems, Inc., a Texas corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with St. Jude Medical, Inc., a Minnesota corporation (“St. Jude Medical”) and Apollo Merger Corp., a Texas corporation and wholly-owned subsidiary of St. Jude Medical (“Apollo”).  Pursuant to the Merger Agreement, among other things, St. Jude Medical agreed to acquire the Company through a cash tender offer by Apollo for all the outstanding Shares (as defined below) of the Company, for $61.25 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 18, 2005, as amended and supplemented from time to time, and in the related Letter of Transmittal (which, together with the Offer to Purchase, as amended or supplemented from time to time, constitute the “Offer”), followed by the merger of Apollo with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of St. Jude Medical.  On October 18, 2005, Apollo commenced the Offer for all of the shares of common stock of the Company, par value $0.05 per share, together with the attached common stock purchase rights issued pursuant to the Rights Agreement dated as of August 30, 1996 between the Company (then known as Quest Medical, Inc.), and Computershare Investor Services L.L.C. (then known as KeyCorp Shareholder Services, Inc.), as amended from time to time (collectively, the “Shares”).  The Merger Agreement is attached as Exhibit 2.1 to the Current Report on Form 8-K of the Company dated October 13, 2005, and is incorporated herein by reference.

The initial offering period of the Offer expired at 12:00 midnight, New York City time, on Tuesday, November 15, 2005. A change in control of the Company occurred on Wednesday, November 16, 2005 as a result of the acceptance by Apollo of 15,769,679 Shares validly tendered and not withdrawn in the initial offering period of the Offer.  In addition, on November 16, 2005, St. Jude Medical and Apollo announced a subsequent offering period which commenced at 9:00 a.m., New York City time, on November 16, 2005.  The subsequent offering period was initially scheduled to expire at 12:00 midnight, New York City time, on Friday, November 18, 2005.  On November 21, 2005, St. Jude Medical announced that the subsequent offering period had been extended and will now expire on Monday, November 28, 2005 at 5:00 p.m., New York City time, unless extended.  During the subsequent offering period, Apollo will accept for payment and promptly pay for Shares of the Company as they are tendered.  Shareholders of the Company who tender Shares during such period will be paid the same $61.25 per Share cash consideration paid during the initial offering period.  Shares tendered during the subsequent offering period may not be withdrawn.  St. Jude Medical’s calculations, based on information obtained from the depositary, indicate that, as of November 18, 2005, an aggregrate of 17,977,527 Shares have been validly tendered and accepted for payment by Apollo, representing approximately 89% of the outstanding Shares of the Company.  St. Jude Medical has also received notices of guaranteed delivery for 534,142 Shares, representing approximately 2.6% of the Company’s outstanding Shares.  The extension of the subsequent offering period will permit all shareholders who have not yet tendered their Shares, including those shareholders who have delivered notices of guaranteed delivery but not tendered the Shares underlying those notices, to obtain the same $61.25 per Share price for their Shares prior to consummation of the Merger.  The consideration for the 17,977,527 Shares tendered in the Offer as of November 18, 2005 totaled approximately $1.1 billion in cash.

St. Jude Medical used cash on hand, funds borrowed pursuant to a new $250 million credit facility and $750 million of existing credit facilities to provide the Offer consideration to Apollo.  St. Jude Medical and Bank of America, N.A. entered into definitive financing documents regarding the new $250 million credit facility for the purpose of providing a portion of the financing for the Offer.

The Merger Agreement provides that following the consummation of the Offer, including the subsequent offering period described above, Apollo will be merged with and into the Company in the Merger, as described above.  Apollo expects to acquire the remaining Shares pursuant to the Merger promptly following expiration of the subsequent offering period, assuming Apollo has acquired at least 90% of the outstanding Shares.  In the Merger, shareholders who did not tender their Shares in the Offer and who have not exercised appraisal rights will receive $61.25 in cash per share, on the same basis as the Offer.  To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a further change in control of the Company.

Effective concurrently with the purchase and payment by Apollo on November 18, 2005 of Shares tendered during the initial offering period, Apollo was entitled to designate the number of directors, rounded up to the nearest number, to the Board of Directors of the Company (the “Board”) that equaled the product of the total number of directors on the Board and the percentage that the aggregate number of Shares beneficially owned by St. Jude Medical and Apollo bore to the total number of Shares then issued and outstanding; provided, however, that until the effective time of the Merger, the Board shall have at least four directors who were directors of the Company on October 15, 2005, three of whom are neither officers of the Company nor designees, affiliates or associates of St. Jude Medical or Apollo.

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pursuant to the provisions of the Merger Agreement, effective concurrently with the purchase and payment by Apollo for the Shares on November 18, 2005:

•                  Messrs. Robert C. Eberhart, Ph.D., Michael J. Torma, M.D. and J. Philip McCormick resigned as members of the Board;

•                  the remaining four members of the Board increased the size of the Board from seven to nine members, resulting in a total of five vacancies; and

•                  the remaining four members of the Board appointed John C. Heinmiller, Kevin T. O’Malley, Donald J. Zurbay, Stephen K. Kozachok and Robert G. Frenz, designees of Apollo (the “Apollo designees”), as members of the Board to fill the five vacancies described above.

At the present time, the Company has not identified any committees to which the Apollo designees are expected to be named.  It is anticipated that Messrs. Hugh M. Morrison, Richard D. Nikolaev, Christopher G. Chavez and Joseph E. Laptewicz,

the four members of the Board who served on the Board as of October 15, 2005, will resign their positions upon or immediately following the effective time of the Merger.

Prior to the actions taken on October 18, 2005, none of the Apollo designees was a director of, or held any position with, the Company.  St. Jude Medical and Apollo have advised the Company that none of the Apollo designees or any of their respective affiliates:  (i) has a familial relationship with any directors or executive officers of the Company; or (ii) was involved in any transaction, or is involved in any proposed transaction, with the Company or any of its directors, officers, or affiliates which are required to be disclosed pursuant to the rules and regulations of the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly cased this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADVANCED NEUROMODULATION SYSTEMS, INC.

Date: November 21, 2005	By:	/s/ F. Robert Merrill III
	Name:	F. Robert Merrill III
	Title:	Executive Vice President—Finance, Chief Financial Officer and Treasurer